UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003 (November 19, 2003)

SYMONS INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-12369	35-1707115
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4720 Kingsway Drive, Indianapolis, Indiana 46205
(Address of principal executive offices)

Registrant's telephone number, including area code: (317) 259-6400

Not Applicable
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

     On November 19, 2003, Symons International Group, Inc. (the “Company”) was advised by BDO Seidman, LLP (“BDO”) of its resignation as independent accountant of the Company. During the audit of the Company’s December 31, 2002 year ended financial statements, the Company was advised that BDO disagreed with the Company’s reserve for loss and loss adjustment expenses based upon an analysis of the reserves performed by the consulting actuary engaged by BDO. The Company made an adjustment to its reserves prior to BDO’s issuance of opinion on the December 31, 2002 financial statements with respect to its insurance company subsidiaries. BDO’s report with respect to the years ended December 31, 2001 and December 31, 2002 contained a going concern opinion.

Exhibit No.	Description

16	Letter re: Change in Certifying Accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2003	SYMONS INTERNATIONAL GROUP, INC.

                                                                                                                 By: /S Douglas H. Symons

                                                                                                                 Douglas H. Symons
                                                                                                                 President